UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Route 9 South, Suite 3100, Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 780-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07 of this Current Report on Form 8-K, on October 12, 2023, Avalon GloboCare Corp. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”) to approve, among other items, the Company’s Amended and Restated 2020 Stock Incentive Plan (the “Amended Incentive Plan”).

A description of the material terms of the Amended Incentive Plan is included in the Company’s definitive proxy statement in connection with the Annual Meeting filed with the Securities and Exchange Commission on September 8, 2023 (the “Proxy Statement”), which description is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Incentive Plan, a form of which is attached as Appendix A to the Proxy Statement and is also incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 12, 2023, the Company held its Annual Meeting. The matters voted on at the Annual Meeting were: (1) the election of directors, (2) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, (3) the approval, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, of the potential issuance of shares of the Company’s common stock (“Common Stock”) issuable upon conversion of the Company’s Series A Convertible Preferred Stock and the Company’s Series B Convertible Preferred Stock that were issued in connection with the Company’s acquisition of Laboratory Services MSO, LLC (the “Preferred Share Issuance Proposal”), (4) the approval, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, of the potential issuance of shares of Common Stock pursuant to (i) the securities purchase agreement dated May 23, 2023 (the “May SPA”), (ii) the senior secured promissory note dated May 23, 2023, (iii) the warrants issued pursuant to the May SPA, (iv) the securities purchase agreement dated July 6, 2023 (the “July SPA”), (v) the senior secured promissory note dated July 6, 2023, and (vi) the warrants issued pursuant to the July SPA (the “Note Share Issuance Proposal”), (5) the approval of the Amended Incentive Plan (the “Plan Proposal”), (6) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (the “NEOs”) as disclosed in the Proxy Statement, and (7) the approval, on an advisory basis, with respect to how often the Company will conduct an advisory vote on executive compensation.

Each of the foregoing proposals is described in detail in the Proxy Statement. The final voting results with respect to each proposal were as set forth below:

(1) Elect seven directors until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. This matter was determined based on a plurality of the votes cast at the Annual Meeting. The following directors were elected to serve on the board of directors of the Company (the “Board”):

	FOR	WITHHELD	BROKER NON-VOTES
Wenzhao Lu	5,528,621	28,828	1,707,228
David Jin, MD, PhD	5,550,026	7,423	1,707,228
Steven A. Sanders	5,503,532	53,917	1,707,228
Lourdes Felix	5,525,718	31,731	1,707,228
Wilbert J. Tauzin II	5,530,783	26,666	1,707,228
William B. Stilley, III	5,502,958	54,491	1,707,228
Tevi Troy	5,503,496	53,953	1,707,228

(2) Ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. This matter was determined based on a majority of the votes cast at the Annual Meeting.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,218,220	13,827	32,630	N/A

(3) Approve the Preferred Share Issuance Proposal. This matter was determined based on a majority of the votes cast at the Annual Meeting.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,518,824	21,487	17,138	1,707,228

(4) Approve the Note Share Issuance Proposal. This matter was determined based on a majority of the votes cast at the Annual Meeting.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,518,830	20,888	17,731	1,707,228

(5) Approve the Plan Proposal. This matter was determined based on a majority of the votes cast at the Annual Meeting.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,451,360	87,665	18,424	1,707,228

(6) Approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Proxy Statement. This matter was determined based on a majority of the votes cast at the Annual Meeting.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,517,897	32,782	6,770	1,707,228

(7) Approve, on an advisory basis, how often the Company will conduct an advisory vote on executive compensation. This matter was determined based on a majority of the votes cast at the Annual Meeting.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
5,529,740	21,533	3,545	2,631	1,707,228

With respect to Proposal 7, the stockholders of the Company voted in favor of the “ONE YEAR” option as the recommended frequency of future advisory votes on executive compensation. The Board has considered the outcome of this advisory vote on how often the Company will conduct an advisory vote on executive compensation and has determined, as was recommended with respect to this proposal by the Board in the Proxy Statement, that the Company will conduct future advisory votes on executive compensation every year until the occurrence of the next vote on how often the Company will conduct an advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: October 13, 2023	By:	/s/ Luisa Ingargiola
		Name:	Luisa Ingargiola
		Title:	Chief Financial Officer